EXHIBIT 10.1

SECOND AMENDMENT dated as of September 28, 2015 (this “Second Amendment”), to the Credit Agreement dated as of December 15, 2014 (as amended by that certain First Amendment dated as of March 31, 2015 and as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Willbros Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, KKR Credit Advisors (US) LLC, as Arranger (the “Arranger”), and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Loan Parties, the Administrative Agent and the Lenders are parties to the Credit Agreement, pursuant to which the Lenders made Tranche B Loans to the Borrower.

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that the Borrower desires to consummate the Professional Services Disposition (as defined herein), the Bemis Disposition (as defined herein) and the Other Designated Asset Dispositions (as defined herein).

WHEREAS, in anticipation of such sale, the Borrower has requested that the Lenders agree to permit the Borrower to retain certain of the Net Proceeds from the Professional Services Disposition and the Bemis Dispositions and restructure the call protection set forth in Section 2.06(f) of the Credit Agreement.

WHEREAS, the Borrower has further requested that (a) the testing of the financial covenants set forth in Sections 6.15 and 6.16 of the Credit Agreement be further suspended during the Second Amendment Covenant Test Suspension Period (as defined herein) if the Professional Services Disposition Completion Date (as defined herein) does not occur on or prior to the Professional Services Disposition Outside Date (as defined herein) and (b) certain financial covenant levels set forth in Sections 6.15 and 6.16 of the Credit Agreement be amended.

WHEREAS, pursuant to, and in compliance with the requirements of, Section 10.01 of the Credit Agreement, each Lender is willing to agree to the Borrower’s requests, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in further consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein (including the recitals hereto) shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Amendments to the Credit Agreement. As of the Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) Subject to Section 3 of this Second Amendment, Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:

““Asset Sale Prepayment Premium” has the meaning set forth in Section 2.06(f)(ii).”

““Bemis Disposition” the disposition of all or substantially all the assets of, or the Equity Interests in, Bemis LLC, a Vermont limited liability company (and no other assets), provided that such disposition is consummated (a) in accordance with Section 6.04(h) and (b) without any recourse to the Borrower or any of its Subsidiaries, other than customary purchase price adjustments, escrow arrangements and indemnities set forth in the definitive agreement for such disposition.”

““Default Prepayment Premium” has the meaning set forth in Section 2.06(f)(iii).”

““Designated Asset Dispositions” means the Professional Services Disposition, the Bemis Disposition and the Other Designated Asset Dispositions.”

““Designated Asset Disposition Outside Date” means September 28, 2016.”

““Insolvency Proceeding” has the meaning set forth in Section 7.01(e).”

““Other Designated Asset Dispositions” means each disposition separately agreed to in writing by the Parent, the Administrative Agent and the Arranger as an “Other Designated Asset Disposition” for purposes of this Agreement, provided, in each case under clauses (a) and (b) above, that such disposition is consummated (i) in accordance with Section 6.04(h) and (ii) without any recourse to the Borrower or any of its Subsidiaries, other than customary purchase price adjustments, escrow arrangements and indemnities set forth in the definitive agreement for such disposition.”

““Prepayment Premium” has the meaning set forth in Section 2.06(f)(i).”

““Professional Services Disposition Completion Date” means the date on which the Professional Services Disposition is consummated.”

““Professional Services Disposition Outside Date” means December 31, 2015.”

““Professional Services Disposition” means the disposition of all or substantially all the assets constituting the “Professional Services” segment of the Borrower and its Subsidiaries (excluding, at the option of the Borrower, the “Governmental Services” line of business otherwise included therein), whether such disposition is by means of the disposition of such assets or of the Equity

Interests in one or more Subsidiaries that hold such assets (and no other assets), provided that such disposition is consummated (a) in accordance with Section 6.04(h) and (b) without any recourse to the Borrower or any of its Subsidiaries, other than customary purchase price adjustments, escrow arrangements and indemnities set forth in the definitive agreement for such disposition.”

““Repayment Fee” has the meaning set forth in Section 2.04(b).”

““Repayment Fee Percentage” means 5.00%.”

““Retained Net Proceeds” has the meaning set forth in Section 2.06(c)(i)(B)(4).”

““Retained Net Proceeds Amount” means, at any time, (a) the Retained Net Proceeds at such time, but not in excess of the Retained Net Proceeds Cap, less (b) the aggregate principal amount of Tranche B Loans prepaid pursuant to Section 2.06(b) after the Second Amendment Effective Date and prior to such time; provided that, for the avoidance of doubt, “Retained Net Proceeds Amount” may not be less than zero.”

““Retained Net Proceeds Cap” means, at any time, the sum of (a) $43,000,000 and (b) the total amount of the premium and fees payable by the Borrower under this Agreement on account of the Professional Services Disposition or the Bemis Disposition, in each case, if such Designated Asset Disposition has been consummated prior to such time.”

““Second Amendment” means the Second Amendment dated as of September 28, 2015, to this Agreement.”

““Second Amendment Covenant Test Suspension Period” means the fiscal quarters ending December 31, 2014, March 31, 2015, June 30, 2015, September 30, 2015, December 31, 2015, March 31, 2016 and June 30, 2016.”

““Second Amendment Effective Date” means September 28, 2015.”

(b) The definition of “Excluded Property” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” immediately after clause (f) thereof, adding the word “and” immediately after clause (g) thereof and adding the following new clause (h) immediately after clause (g) thereof:

“(h) any cash and Cash Equivalents subject to a Lien referred to in clause (c), (d) or (f) of the definition of Excepted Liens or Section 6.01(g), 6.01(k) or 6.01(l), in each case, to the extent that a grant of a Lien thereon pursuant to the Loan Documents shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any agreement to which any Loan Party is a party governing or relating to such Lien”.

(c) Subject to Section 3 of this Second Amendment, Section 1.01 of the Credit Agreement is hereby amended by amending and restating each of the following defined terms in its entirety as follows:

““Makewhole Amount” means, in respect of the Tranche B Loans of any Lender being prepaid (or deemed prepaid under Section 2.06(f)(iii)) or subject to a Repricing Amendment on any date, an amount equal to the present value as of such date of all interest payments that would have been made in respect of the principal of such Tranche B Loans from the date of such prepayment (or deemed prepayment date) or the effective date of such Repricing Amendment to but excluding (a) in the case of any prepayment pursuant to Section 2.06(b) or 2.06(c)(ii) made on or after June 15, 2018, June 15, 2019 and (b) in the case of any other prepayment or a Repricing Amendment, the Tranche B Maturity Date at a rate per annum equal to the sum of (i) 9.75% plus (ii) the greater of (x) 1.25% and (y) the Eurodollar Rate (assuming an Interest Period of three months) in effect on the date of such prepayment (or deemed prepayment date) or the effective date of such Repricing Amendment (in each case, computed on the basis of actual days elapsed over a year of 360 days and using a discount rate equal to the Treasury Rate as of such prepayment or effective date plus 50 basis points).”

““Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including any Prepayment Premium, any Asset Sale Prepayment Premium or the Default Prepayment Premium applicable pursuant hereto) or with respect to any Hedging Arrangement to which a Hedging Counterparty is a party, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including principal, interest, fees and indemnities (including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding); provided that, for purposes of determining any Obligations of any Guarantor under Article VIII of this Agreement and the Security Agreement, the definition of “Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor.”

(d) The definition of “Permitted ABL Debt” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing each reference in clause (a) thereof to “the First Amendment Effective Date” with a reference to “the Second Amendment Effective Date”.

(e) Subject to Section 3 of this Second Amendment, Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.04 Fees.

(a) The Borrower agrees to pay to the Administrative Agent the fees as separately agreed upon by the Borrower and the Administrative Agent in the Agent Fee Letter.

(b) The Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, on the Tranche B Maturity Date a fee in the amount of 5.00% of the aggregate principal amount of the Tranche B Loans outstanding on the Tranche B Maturity Date (the “Repayment Fee”). Once paid, the Repayment Fee shall not be refundable under any circumstances. The payment of (or the obligation to pay) the Repayment Fee does not reduce or modify any other fees or expenses owed to the Administrative Agent or any other Secured Parties, for its or their own account, pursuant to any other fee arrangement or any other Loan Document and shall be in addition to, and not creditable against, any other fee, cost or expense payable under this Agreement or any other Loan Document. The Repayment Fee shall be deemed to be payable in consideration of the agreements made by the Lenders in connection with this Agreement and the Second Amendment, and the Loan Parties agree that it is reasonable under the circumstances currently existing. The Loan Parties expressly agree that (i) the Repayment Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Repayment Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction and the transactions contemplated by the Second Amendment for such agreement to pay the Repayment Fee, and (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.04(b).”

(f) Subject to Section 3 of this Second Amendment, Section 2.06(c)(i)(B) of the Credit Agreement is hereby amended by adding the following language as a new subclause (4), immediately following subclause (3) therein:

“(4) In the case of any Net Proceeds received by the Borrower and its Subsidiaries in respect of the Professional Services Disposition and/or the Bemis Disposition, an additional amount thereof up to the Retained Net Proceeds Cap in the aggregate (the “Retained Net Proceeds”), shall not, unless otherwise agreed by the Borrower, be subject to the requirements set forth in Section 2.06(c)(i)(A) and may be retained by the Borrower (and, prior to its permitted use as set forth below, shall be held by the Loan Parties solely in one or more deposit accounts subject to a deposit account control agreement for the benefit of the Administrative Agent providing for a perfected Lien in favor of the Administrative Agent), and be used by the Borrower solely for (I) making voluntary prepayments of the Tranche B Loans pursuant to Section 2.06(b) and paying any premiums or fees in connection therewith, provided that any such voluntary prepayment shall be accompanied by a certificate signed by a Responsible Officer of the Borrower setting forth the calculation of the Retained Net Proceeds Amount as of such time of prepayment both before and after giving effect to such prepayment, (II) working capital in the ordinary course of business and other general corporate purposes in the ordinary course of business (including as the cash collateral component of the “borrowing base” under the ABL Documents or as cash collateral to support obligations of the Borrower and its Subsidiaries in respect of letters of credit, surety bonds, performance bonds and similar obligations), in each case, excluding any Investments (other than intercompany loans and advances), Acquisitions and Restricted Payments, whether or not otherwise permitted hereunder, or (III) repayment or prepayment of the Permitted ABL Debt, in each case, to the extent otherwise permitted hereunder; provided further that the Borrower shall provide to the Administrative Agent, within five (5) Business Days of written request by the Administrative Agent or the Required Lenders, a certificate signed by a Responsible Officer of the Borrower setting forth the calculation of the Retained Net Proceeds Amount as of such time (as well as reasonable backup documentation in support of such calculation).”

(g) Subject to Section 3 of this Second Amendment, Section 2.06(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(f) Call Protection.

(i) In the event that, at any time prior to the Tranche B Maturity Date, the Loan Parties shall (i) prepay any Tranche B Loans (other than pursuant to Section 2.06(c)(i) (solely to the extent such prepayment is made on account of one or more Designated Asset Dispositions permitted pursuant to Section 6.04(h) and does not result in the aggregate principal amount of the Tranche B Loans outstanding after giving effect to such prepayment to be less than $88,000,000), Section 2.06(c)(iv) or, for the avoidance of doubt, Section 2.05(a) or 2.05(b)) or (ii) effect any Repricing Amendment (including, for the avoidance of doubt, pursuant to Section 2.18), and, in each case, no Event of Default shall have occurred and be continuing immediately after giving effect to such prepayment, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, (A) in the case of clause (i) above, a prepayment premium equal to the Makewhole Amount plus the Repayment Fee Percentage, in each case, with respect to the aggregate principal amount of the Tranche B Loans so prepaid, provided that, notwithstanding the foregoing, in the case of any prepayment of Tranche B Loans under Section 2.06(b) made after the Second Amendment Effective Date (but only so long as (1) the aggregate principal amount of Tranche B Loans so prepaid shall not exceed the lesser of the Retained Net Proceeds and the Retained Net Proceeds Cap and (2) the aggregate principal amount of the Tranche B Loans outstanding after giving effect to such prepayment under Section 2.06(b) shall not be less than $88,000,000), the prepayment premium shall equal to 2.00% of the aggregate principal amount of the Tranche B Loans so prepaid, and (B) in the case of clause (ii) above, a fee equal to the Makewhole Amount plus the Repayment Fee Percentage, in each case, with respect to the aggregate principal amount of the Tranche B Loans subject to such Repricing Amendment (such premium or fee referred to in clauses (A) and (B), the “Prepayment Premium”).

(ii) With respect to any prepayments of Tranche B Loans pursuant to Section 2.06(c)(i) solely to the extent such prepayment is made on account of one or more Designated Asset Dispositions permitted by Section 6.04(h), and, in each case, such prepayment does not result in the aggregate principal amount of Tranche B Loans outstanding after giving effect to such prepayment to be less than $88,000,000 and does not occur at time when an Event of Default shall have occurred and be continuing immediately after giving effect to such prepayment, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, a prepayment premium equal to 2.00% of the aggregate principal amount of the Tranche B Loans so prepaid (such premium, the “Asset Sale Prepayment Premium”).

(iii) Without limiting the generality of the foregoing and notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if (x) an Event of Default shall have occurred and be continuing immediately after giving effect to any prepayment of Tranche B Loans, whether in whole or in part, made after the Second Amendment Effective Date or (y) the Tranche B Loans are accelerated (including, without limitation, as the result of the occurrence of any Event of Default or the commencement of any Insolvency Proceeding, whether pursuant to Section 7.02 or 7.03, by operation of law or otherwise), a fee equal to the Makewhole Amount plus the Repayment Fee Percentage, in each case, with respect to the aggregate principal amount of the Tranche B Loans subject to such prepayment (determined in the case of acceleration, as of the date of acceleration as if the aggregate principal amount of Tranche B Loans then outstanding were voluntarily prepaid on such date under Section 2.06(b) (but, in the case of any portion of such fee attributable to the definition of “Makewhole Amount”, determined disregarding any interest payments hereunder that are actually made by the Borrower after such date of acceleration), will also be due and payable and, in the case of acceleration, will be treated and deemed as though the Tranche B Loans were voluntary prepaid as of such date under Section 2.06(b) and shall constitute part of the Obligations for all purposes hereof (the prepayment fee payable under this clause (f)(iii), the “Default Prepayment Premium”), it being understood and agreed that the Default Prepayment Premium shall be without duplication of any amounts payable under clause (f)(i) or (f)(ii) above. The Default Prepayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as a result of the early termination, and the Loan Parties agree that it is reasonable under the circumstances currently existing, and will be payable notwithstanding the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Tranche B Loans in any Insolvency Proceeding, any foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE DEFAULT PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH

ACCELERATION. The Loan Parties expressly agree that (A) the Default Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Default Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction and the transactions contemplated by the Second Amendment for such agreement to pay the Default Prepayment Premium, and (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.06(f)(iii).

(iv) For the avoidance of doubt and notwithstanding anything to the contrary herein or in any other Loan Document, the proceeds of any Asset Disposition (including any Designated Asset Disposition) shall not be included in the definition of Consolidated EBITDA, Consolidated Net Income or Excess Cash Flow for any purposes hereunder or any other Loan Document.”

(h) Section 6.01(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g) Liens securing Debt permitted under Section 6.02(i) or other obligations relating to the payment of insurance premiums or deductibles; provided that such Liens do not extend to any assets of the Borrower or any of its Subsidiaries other than assets of the type customarily subject to such Liens (including rights under the applicable insurance policies and cash and Cash Equivalents);”.

(i) Subject to Section 3 of this Second Amendment, Section 6.04(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) [Reserved];”.

(j) Subject to Section 3 of this Second Amendment, Section 6.04(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(h) any other Asset Dispositions; provided that (i) each such Asset Disposition is for fair market value, (ii) at least 75% of the consideration for each such Asset Disposition is cash or Cash Equivalents, (iii) no Default or Event of Default has occurred and is continuing after giving effect to such Asset Disposition, and (iv) each such Asset Disposition consummated after the Second Amendment Effective Date (A) is a Designated Asset Disposition and (B) is consummated on or prior to the Designated Asset Disposition Outside Date; provided further that, for the avoidance of doubt, upon the completion of all the Designated Asset Dispositions after the Second Amendment Effective Date, no other Asset Sales shall be permitted under this clause (h)”.

(k) Subject to Section 3 of this Second Amendment, Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.15 Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2014, to be less than the ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter	Minimum Interest Coverage Ratio
Fiscal quarters ending December 31, 2014, March 31, 2015 and June 30, 2015	2.00 to 1.00
Fiscal quarters ending September 30, 2015 and December 31, 2015	2.50 to 1.00
Fiscal quarter ending March 31, 2016	2.75 to 1.00
Fiscal quarter ending June 30, 2016	1.00 to 1.00
Fiscal quarter ending September 30, 2016	2.00 to 1.00
Fiscal quarter ending December 31, 2016	2.00 to 1.00
Fiscal quarters ending March 31, 2017 and thereafter	3.50 to 1.00

(l) Subject to Section 3 of this Second Agreement, Section 6.16 of the Credit Agreement is hereby and restated in its entirety as follows:

“6.16 Maximum Total Leverage Ratio. Permit the Total Leverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2014, to exceed the ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter	Maximum Total Leverage Ratio
Fiscal quarters ending December 31, 2014, March 31, 2015 and June 30, 2015	4.50 to 1.00
Fiscal quarter ending September 30, 2015	4.00 to 1.00
Fiscal quarter ending December 31, 2015	3.50 to 1.00
Fiscal quarter ending March 31, 2016	3.25 to 1.00
Fiscal quarter ending June 30, 2016	10.00 to 1.00
Fiscal quarter ending September 30, 2016	4.50 to 1.00
Fiscal quarter ending December 31, 2016	4.50 to 1.00
Fiscal quarters ending March 31, 2017 and thereafter	2.75 to 1.00

(m) Article VI of the Credit Agreement is hereby amended by adding the following section as new Section 6.20, immediately following Section 6.19 therein:

“6.20. Extended Suspension of Testing of Financial Covenants During the Second Amendment Covenant Test Suspension Period. Notwithstanding anything in Sections 6.15, 6.16 and 6.19 to the contrary, during the Second Amendment Covenant Test Suspension Period, the Interest Coverage Ratio and the Total Leverage Ratio shall not be tested to determine compliance with Section 6.15 or 6.16, respectively, and any failure by the Loan Parties to comply with the Interest Coverage Ratio or the Total Leverage Ratio as set forth in such Sections during the Second Amendment Covenant Test Suspension Period shall not be deemed to be or result in a Default or an Event of Default; provided that the financial covenants set forth in Sections 6.15 and 6.16 shall be applicable for all other purposes tested or referenced under this Agreement as if in effect during the Second Amendment Covenant Test Suspension Period; provided further that if the Professional Services Disposition Completion Date occurs on or prior to the Professional Services Disposition Outside Date, this Section 6.20 (other than this ultimate proviso of this Section 6.20) shall no longer be of any force or effect (it being understood that nothing in this ultimate proviso shall affect Section 6.19, which shall continue in full force and effect), and compliance with Sections 6.15 and 6.16 shall be subject to and tested pursuant to the terms of Section 6.19.”

(n) Section 7.01(e) of the Credit Agreement is hereby amended to insert the following words at the end of such section immediately prior to the “;” at the end of such Section: “(any of the foregoing clauses (a) through (e), an “Insolvency Proceeding”).

(o) Section 7.02(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) the Administrative Agent shall, at the request, or may, with the consent, of the Majority Lenders, by notice to the Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents (including the Default Prepayment Premium) to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower; and”.

(p) Section 7.03(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents (including the Default Prepayment Premium) shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower; and”.

(q) Section 10.06(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g) [Reserved].”

SECTION 3. Cessation of Effectiveness of Certain Amendments. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, if the Professional Services Disposition Completion Date does not occur on or prior to the Professional Services Disposition Outside Date, the amendments set forth in Sections 2 of this Second Amendment (other than Sections 2(b), 2(d), 2(h), 2(m), 2(n) and 2(q)) shall be deemed to be null and void and of no further force and effect, in each case, as of the Professional Services Disposition Outside Date, and the terms of the Sections of the Credit Agreement there were subject to such amendments set forth in Section 2 of this Second Amendment shall automatically be reinstated to be identical to such terms as in effect immediately prior to the Second Amendment Effective Date.

SECTION 4. Amendment to the Intercreditor Agreement. Each Lender hereby (a) authorizes and directs the Administrative Agent to execute and deliver an amendment to the Intercreditor Agreement in the form of Exhibit A hereto, in each case, on behalf of such Lender and without any further consent, authorization or other action by such Lender, and (b) agrees that, upon the execution and delivery thereof, such Lender will be bound by the provisions of the Intercreditor Agreement, as so amended, as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement, as so amended.

SECTION 5. Amendment to ABL Credit Agreement. Each Lender hereby agrees that on the Second Amendment Effective Date the ABL Credit Agreement shall be amended as set forth on Exhibit B hereto and that, notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, such amendment shall be permitted under the Credit Agreement and the other Loan Documents.

SECTION 6. Conditions to Effectiveness of Second Amendment. This Second Amendment shall become effective on the first date (the “Second Amendment Effective Date”) on which:

(a) The Arranger and the Administrative Agent (or their respective counsels) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Borrower and each Lender;

(b) The Arranger and the Administrative Agent (or their respective counsels) shall have received duly executed counterparts of an amendment to the Intercreditor Agreement, in the form of Exhibit A hereto, that, when taken together, bear the signatures of the ABL Representative and each Loan Party.

(c) The Arranger and the Administrative Agent (or their respective counsels) shall have received certificates from the appropriate Governmental Authority certifying as to the good standing of each Loan Party in the jurisdiction of its incorporation or formation; and

(d) The Arranger and the Administrative Agent (or their respective counsels) shall have received a certificate dated the Second Amendment Effective Date from a Responsible Officer of the Borrower certifying that:

(i) The Borrower and its Subsidiaries, taken as a whole, after giving effect to this Second Amendment, are Solvent as of the Second Amendment Effective Date;

(ii) No Default or Event of Default has occurred and is continuing as of the Second Amendment Effective Date;

(iii) All representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement are true and correct as of the Second Amendment Effective Date in all material respects (except that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects as of the Second Amendment Effective Date), except to the extent that any such representation and warranty relates solely to an earlier date, in which case such representation and warranty was true and correct in all material respects (except that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty was true and correct in all respects) as of such earlier date; and

(iv) The Organizational Documents of each Loan Party, including all amendments thereto, delivered to the Administrative Agent on December 15, 2014, pursuant to the Credit Agreement remain in full force and effect as of the Second Amendment Effective Date and have not been amended, waived or supplemented since such date and to the Second Amendment Effective Date.

SECTION 7. Representations and Warranties. Each Loan Party represents and warrants as of the Second Amendment Effective Date as follows:

(a) Authority Etc. Each of the Loan Parties has the requisite organizational power and authority to execute, deliver and perform this Second Amendment. The execution, delivery and performance by each Loan Party of this Second Amendment (i) have been duly authorized by all necessary organizational action on the part of such Loan Party, (ii) do not and will not (A) contravene the terms of such Loan Party’s Organizational Documents, (B) violate any Legal Requirement or (C) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created under the Loan Documents and Liens created under the ABL Documents) under, (1) the provisions of any indenture, instrument or agreement to which such Loan Party is a party or by which it or its property is bound or (2) any order injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, except, in the case of clauses (ii)(B) and (ii)(C) above, to the extent any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No authorization, approval, consent, exemption or other action by, or notice to or filing with, and Governmental Authority is necessary or required on the part of any Loan Party in connection with the execution, delivery and performance by any Loan Party of this Second Amendment, except (I) as such have been obtained or made and are in full force and effect, and (II) actions by, and notices to or filings with, Governmental Authorities (including the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Loan Documents.

(b) Enforceability. This Second Amendment has been duly executed and delivered by each Loan Party. This Second Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors’ rights generally or general principles of equity.

(c) Representations and Warranties. After giving effect to this Second Amendment, the representations and warranties contained in each Loan Document are true and correct in all material respects (except that such materiality qualifier shall be not applicable to any representations and warranties that already are qualified or modified by the materiality in the text thereof) on and as of the date hereof, as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(d) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof.

SECTION 8. Reaffirmation and Ratification. The Loan Parties hereby:

(a) acknowledge and agree that the Liens and security interests created under the Security Agreement and the other Security Documents in favor of the Administrative Agent for the benefit of the Lenders and securing payment of all “Obligations” (including, without limitation, all prior loans or advances made to the Borrower by the Lenders) outstanding pursuant to the Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby and thereby reaffirmed,

(b) acknowledge and reaffirm their respective obligations as set forth in each Loan Document (as amended or otherwise modified by this Second Amendment), including, without limitations, all Obligations under the Credit Agreement and the other Loan Documents (as amended or otherwise modified by this Second Amendment),

(c) agree to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Loan Document (as amended or otherwise modified by this Second Amendment), which remain in full force and effect, and

(d) confirm, ratify and reaffirm that (i) the guarantees and indemnities given by them pursuant to the Credit Agreement and/or any other Loan Documents continue in full force and effect, following and notwithstanding the amendments thereto pursuant to this Second Amendment, and (ii) the security interest granted to Administrative Agent, for the benefit of the Lenders, pursuant to the Loan Documents in all of their right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations, is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of the Lenders, with the same force, effect and priority in effect immediately prior to entering into this Second Amendment.

SECTION 9. Release. Each Loan Party hereby remises, releases, acquits, satisfies and forever discharges the Arranger, the Administrative Agent, the Lenders and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Arranger, the Administrative Agent or the Lenders (“Releasees”), of and from any and all manner of actions, causes of action, suits, damages, claims and demands, in each case, that as of the date hereof are known or reasonably should be known to such Loan Party, in law or in equity, which such Loan Party ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof (it being understood that nothing in this sentence shall release or otherwise affect the covenants of the Releasees under the Credit Agreement and the other Loan Documents, in each case, after the Second Amendment Effective Date). Without limiting the generality of the foregoing, each Loan Party hereby waives and affirmatively agrees not to allege or otherwise pursue any actions, causes of action, suits, damages, claims and demands that it shall or may have as of the date hereof against any Releasees in connection with the Credit Agreement or the other Loan Documents, including, but not limited to, the rights to contest (a) the right of the Arranger, the Administrative Agent and each Lender to exercise its rights and remedies described in the Credit Agreement, (b) any provision of the Credit Agreement or the other Loan Documents or (c) any conduct of the Arranger, the Administrative Agent, the Lenders or other Releasees relating to or arising out of the Credit Agreement or the other Loan Documents on or prior to the date hereof.

SECTION 10. Estoppel. To induce the Arranger, the Administrative Agent and the Lenders to enter into this Second Amendment, each Loan Party hereby acknowledges and agrees that, after giving effect to this Second Amendment, as of the date hereof, to the knowledge of any Loan Party, there exists no right of offset, defense, counterclaim or objection in favor of any Loan Party as against the Arranger, the Administrative Agent or any Lender with respect to the Obligations.

SECTION 11. Effects on Loan Documents. Except as specifically amended herein or pursuant hereto, all provisions of the Credit Agreement and the other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Arranger or the Administrative Agent under any of the Loan Documents or constitute a waiver or consent of any provision of the Loan Documents or to any further or future action on the part of the Loan Parties that would require a waiver or consent of the Majority Lenders or the Administrative Agent.

SECTION 12. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 10.13 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN, MUTATIS MUTANDIS.

SECTION 13. Loan Document. This Second Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. From and after the Second Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof” and words of similar import, as used in the Credit Agreement and the other Loan Documents, shall refer to the Credit Agreement as amended hereby.

SECTION 14. Execution in Counterparts. This Second Amendment may be executed in counterparts (and by different parties hereto in different counterparts), including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

WILLBROS GROUP, INC.

By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Vice President & Treasurer

Signature Page to Second Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Stephanie Dickens
Name:	Stephanie Dickens
Title:	Authorized Officer

Signature Page to Second Amendment

ACKNOWLEDGED AND AGREED BY:

WILLBROS UNITED STATES HOLDINGS, INC.

WILLBROS GOVERNMENT SERVICES (U.S.), LLC

WILLBROS CONSTRUCTION (U.S.), LLC

WILLBROS ENGINEERS (U.S.), LLC

WILLBROS ENGINEERING CALIFORNIA (U.S.), INC.

WILLBROS MIDSTREAM SERVICES (U.S.), LLC

WILLBROS PROJECT SERVICES (U.S.), LLC

WILLBROS DOWNSTREAM, LLC

WILLBROS WEST COAST SERVICES, INC.

CONSTRUCTION TANK SERVICES, L.L.C.

WILLBROS UTILITY T&D HOLDINGS, LLC

WILLBROS T&D SERVICES, LLC

CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.

CHAPMAN CONSTRUCTION CO., L.P.

WILLBROS UTILITY T&D GROUP COMMON PAYMASTER, LLC

BEMIS, LLC

WILLBROS UTILITY T&D OF MASSACHUSETTS, LLC

WILLBROS UTILITY T&D OF NEW YORK, LLC

LINEAL INDUSTRIES, INC.

SKIBECK PIPELINE COMPANY, INC.

TRAFFORD CORPORATION

By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Vice President & Treasurer

Signature Page to Second Amendment

KKR LENDING PARTNERS II L.P., as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

CORPORATE CAPITAL TRUST, INC., as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR LENDING PARTNERS FUNDING LLC, as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR-VRS CREDIT PARTNERS L.P., as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR LENDING PARTNERS FUNDING III LLC, as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR CREDIT SELECT FUNDING LLC, as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

Signature Page to Second Amendment

LINCOLN INVESTMENT SOLUTIONS, INC., as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR CREDIT ADVISORS (US) LLC, as Arranger

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

Signature Page to Second Amendment

EXHIBIT A

FIRST AMENDMENT dated as of September 28, 2015 (this “Agreement”), to the Intercreditor Agreement dated as of August 7, 2013 (as modified by the Notice of Refinancing and Reaffirmation of Intercreditor Agreement dated as of December 15, 2014, the “Intercreditor Agreement”), among Bank of America, N.A., as Agent for the ABL Secured Parties (in such capacity, the “ABL Representative”), JPMorgan Chase Bank, as Administrative Agent for the Term Loan Secured Parties (in such capacity, the “Term Loan Representative”), and the Grantors party thereto.

WHEREAS, pursuant to the Fourth Amendment to Loan, Security and Guaranty Agreement dated as of the date hereof (the “ABL Fourth Amendment”), (a) the Existing ABL Agreement has been modified to, among other things, include Eligible Pledged Cash (as defined in the Existing ABL Agreement) in the Canadian Borrowing Base and the U.S. Borrowing Base (in each case, as defined in the Existing ABL Agreement) and (b) the Lenders under the Existing ABL Agreement have authorized the ABL Representative to enter into this Agreement.

WHEREAS, pursuant to the Second Amendment dated as of the date hereof to the Term Loan Agreement (the “Term Second Amendment”), the Lenders under the Term Loan Agreement have authorized the Term Loan Representative to enter into this Agreement.

WHEREAS, the ABL Representative, the Term Loan Representative and the Grantors desire to amend the Intercreditor Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein (including the recitals hereto) shall have the meanings assigned to them in the Intercreditor Agreement.

SECTION 2. Amendments to the Intercreditor Agreement.

(a) Section 1.2 of the Intercreditor Agreement is hereby amended as follows:

(i) Clauses (f) and (g) of the definition of “ABL Facility First Priority Collateral” are hereby amended and restated in their entirety as follows:

“(f) (i) all Deposit Accounts constituting Eligible Pledged Cash Accounts (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto), provided that the aggregate amount of the cash, cash equivalents, financial assets, negotiable instruments and other evidences of payment, Investment Property and other funds or other property on deposit or held in or credited to all the Eligible Pledged Cash Accounts does not exceed at any one time the sum of (A) $43,000,000 (it being agreed that the provisions of Section 4.1(d) shall not apply to this clause (A)), (B) the Proceeds of the ABL Facility First Priority Collateral received by the Grantors and (C) interest and other profits thereon, and (ii) all other Deposit Accounts (other than Deposit Accounts that contain only the Proceeds of the Term Loan Priority Collateral) with any bank or other financial institution (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto, other than, in each case, to the extent constituting the identifiable Proceeds of Term Loan Priority Collateral);”

“(g) (i) all Securities Accounts constituting Eligible Pledged Cash Accounts (including all Investment Property and all funds or other property held therein or credited thereto), provided that the aggregate amount of the cash, cash equivalents, financial assets, negotiable instruments and other evidences of payment, Investment Property and other funds or other property on deposit or held in or credited to all the Eligible Pledged Cash Accounts does not exceed at any one time the sum of (A) $43,000,000 (it being agreed that the provisions of Section 4.1(d) shall not apply to this clause (A)), (B) the Proceeds of the ABL Facility First Priority Collateral received by the Grantors and (C) interest and other profits thereon, and (ii) all other Securities Accounts (other than Securities Accounts that contain only the Proceeds of the Term Loan Priority Collateral) with any securities intermediary (including any and all Investment Property and all funds or other property held therein or credited thereto, other than, in each case, to the extent constituting the identifiable Proceeds of Term Loan Priority Collateral);”

        (ii) Clauses (a) and (j) of the definition of “Term Loan Priority Collateral” is hereby amended and restated in their entirety as follows:

“(a) Deposit Accounts, Securities Accounts and Commodity Accounts that contain only proceeds of items (b) through (k) below, other than any Eligible Pledged Cash Accounts expressly constituting ABL Facility First Priority Collateral pursuant to clause (f) or (g) of the definition of such term;”

“(j) to the extent not otherwise included, all Proceeds (including, without limitation, all insurance proceeds relating to the above and any identifiable proceeds of items (a) through (k) of this definition contained in any Deposit Accounts, Securities Accounts and Commodity Accounts that otherwise constitute Term Loan Priority Collateral), Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; and”

        (iii) The following definitions are hereby added in the appropriate alphabetical order:

“Eligible Pledged Cash Account” means each Deposit Account or Securities Account established by any Grantor at Bank of America or one of its Affiliates, or any other bank or other financial institution, provided that the cash, cash equivalents, Investment Property or other funds on deposit or held therein or credited thereto constitute a component of the “borrowing base” (however denominated) under the ABL Agreement.

(b) Section 9.5(a) of the Intercreditor Agreement is hereby amended and restated in its entirety as follows:

“(a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the ABL Representative and the Term Loan Representative. Each Grantor agrees that this Agreement may be amended or modified by the ABL Representative and the Term Loan Representative without notice to, or the consent of, any Grantor, provided that (i) no amendment or modification (A) to decrease the ABL Cap Amount or expand the types of Capped ABL Obligations, or to decrease of the Term Cap Amount or expand the types of Capped Term Obligations or (B) to the definition of Eligible Pledged Cash Account (or any provision of the definitions of ABL Facility First Priority

Collateral or Term Loan Priority Collateral relating to Eligible Pledged Cash Accounts) may, in either case, be made without the prior written consent of the Parent and (ii) no Grantor shall be bound by any such amendment or modification that directly and adversely affects the rights or duties of such Grantor in any material respect.”

SECTION 3 Effect of this Agreement. (c) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the ABL Representative or the Term Loan Representative under the Intercreditor Agreement or any of the ABL Documents or the Term Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Intercreditor Agreement or any of the ABL Documents or the Term Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any party to the Intercreditor Agreement to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Intercreditor Agreement in similar or different circumstances.

(b) On and after the date hereof, each reference in the Intercreditor Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Intercreditor Agreement in any ABL Document or any Term Loan Document, shall be deemed to be a reference to the Intercreditor Agreement as amended hereby.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

SECTION 6. Heading. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 7. Incorporation by Reference. The provisions of Sections 9.8 and 9.10 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as the ABL Representative for and on behalf of the ABL Secured Parties,

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Term Loan Representative for and on behalf of the Term Loan Secured Parties,

by
Name:
Title:

WILLBROS GROUP, INC.

WILLBROS UNITED STATES HOLDINGS, INC.

WILLBROS GOVERNMENT SERVICES (U.S.), LLC

WILLBROS CONSTRUCTION (U.S.), LLC

WILLBROS ENGINEERS (U.S.), LLC

WILLBROS ENGINEERING CALIFORNIA (U.S.), INC.

WILLBROS MIDSTREAM SERVICES (U.S.), LLC

WILLBROS PROJECT SERVICES (U.S.), LLC

WILLBROS DOWNSTREAM, LLC

WILLBROS WEST COAST SERVICES, INC.

CONSTRUCTION TANK SERVICES LLC

WILLBROS UTILITY T&D HOLDINGS, LLC

WILLBROS T&D SERVICES, LLC

CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.

CHAPMAN CONSTRUCTION CO., L.P.

WILLBROS UTILITY T&D GROUP COMMON PAYMASTER, LLC

BEMIS, LLC

WILLBROS UTILITY T&D OF MASSACHUSETTS, LLC

WILLBROS UTILITY T&D OF NEW YORK, LLC

LINEAL INDUSTRIES, INC.

SKIBECK PIPELINE COMPANY, INC.

TRAFFORD CORPORATION

by:
Name:
Title:

EXHIBIT B

[Fourth Amendment to Loan, Security and Guaranty Agreement is attached as Exhibit 10.2 to this Form 8-K.]